SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) July 1, 2002 (June 28, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         Oklahoma                     1-13726                73-1395733
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(State or other jurisdiction   (Commission File No.)       (IRS Employer
      of incorporation)                                  Identification No.)


        6100 North Western Avenue, Oklahoma City, Oklahoma     73118
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              (Address of principal executive offices)       (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on June 28, 2002 announcing the completion of the acquisition of Canaan Energy Corporation and declaring a quarterly cash dividend on its preferred stock. The following was included in the Press Release:

               CHESAPEAKE ENERGY CORPORATION COMPLETES ACQUISITION OF CANAAN ENERGY CORPORATION AND DECLARES QUARTERLY
                        CASH DIVIDEND ON PREFERRED STOCK

OKLAHOMA CITY, OKLAHOMA, June 28, 2002 -- Chesapeake Energy Corporation (NYSE:CHK) and Canaan Energy Corporation (NASDAQ:KNAN) today announced the completion of Chesapeake's acquisition of Canaan. Shareholders of Canaan overwhelmingly approved the transaction at a special shareholder meeting held earlier today with more than 99% of shares voted being cast in favor of the transaction. As a result of the acquisition, trading of Canaan's stock will cease effective with the close of NASDAQ trading today.

In addition, Chesapeake today announced that its Board of Directors has declared a regular quarterly cash dividend on Chesapeake's 6.75% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the preferred stock is payable on August 15, 2002 to shareholders of record on August 1, 2002 at the rate of $0.84375 per share. Chesapeake has 2,998,000 shares of preferred stock outstanding with a liquidation value of $150 million.

Chesapeake Energy Corporation is one of the largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on developmental drilling and property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

ITEM 9.  REGULATION FD DISCLOSURE

The following was included in the Press Release:

Aubrey K. McClendon, Chairman and Chief Executive Officer, commented, "We are extremely pleased with the results of the shareholder vote and our acquisition of Canaan. We believe Canaan assets fit perfectly with Chesapeake's business strategy of creating value by acquiring and developing low-cost, long-lived natural gas assets in the Mid-Continent region of the U.S. With the estimated 100 billion cubic feet of natural gas equivalent of proved reserves acquired in this transaction and the success of our drilling program during the first half of 2002, we believe Chesapeake's proved reserves have increased to more than two trillion cubic feet of natural gas equivalent, one of the largest inventories of onshore natural gas among independent producers."



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                CHESAPEAKE ENERGY CORPORATION


                                                By: /s/ Aubrey K. McClendon
                                                   ----------------------------
                                                      Aubrey K. McClendon
                                                   Chairman of the Board and
                                                    Chief Executive Officer

Dated: July 1, 2002